    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1995

                                                 REGISTRATION NO. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 2049

                              ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              ------------------

                             TUSCARORA INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

        PENNSYLVANIA                              25-1119372
        (State or other jurisdiction              (I.R.S Employer
        of incorporation or organization)         Identification No.)

                              ------------------

                                800 FIFTH AVENUE
                       NEW BRIGHTON, PENNSYLVANIA  15066
                                 (412) 843-8200
               (Address, including zip code and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                BRIAN C. MULLINS
                          VICE PRESIDENT AND TREASURER
                             TUSCARORA INCORPORATED
                                800 FIFTH AVENUE
                       NEW BRIGHTON, PENNSYLVANIA  15066
                                 (412) 843-8200
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                              ------------------

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                                 Edward Hoopes, Esq.
                            Reed Smith Shaw & McClay
                             James H. Reed Building
                                435 Sixth Avenue
                             Pittsburgh, PA  15219
                                 (412) 288-3131

                              ------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
        As soon as practicable after this registration statement becomes effective.

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING
BOX.  [   ]

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [ X ]

                              ------------------

                       CALCULATION OF REGISTRATION FEE

                                       PROPOSED    PROPOSED
   TITLE OF EACH                       MAXIMUM     MAXIMUM
     CLASS OF            AMOUNT        OFFERING    AGGREGATE
   SECURITIES TO          TO BE        PRICE PER   OFFERING    AMOUNT OF
   BE REGISTERED        REGISTERED     SHARE(1)    PRICE(1)    REGISTRATION FEE
- -------------------------------------------------------------------------------
Common Stock,
without par value      54,979 shares    $22.375    $1,230,156     $425


        (1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c), based on the average of the high and low sales prices of the Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. for August 17, 1995 as quoted in The Wall Street Journal.

                              ------------------

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

[INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.]

                            SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED AUGUST 22, 1995

PROSPECTUS

                                54,979 SHARES
                            TUSCARORA INCORPORATED
                                 COMMON STOCK

                 This Prospectus relates to an aggregate offering of 54,979 shares of the Common Stock, without par value (the "Common Stock"), of Tuscarora Incorporated, a Pennsylvania corporation (the "Company"). Of the 54,979 shares of Common Stock offered hereby, 45,000 shares are being offered by the Estate of John P. O'Leary, Sr. (the "Estate") and 9,979 shares are being offered by John P. O'Leary, Jr., the President and Chief Executive Officer of the Company (together, the "Selling Shareholders").

                 The sale of the Common Stock offered hereby is expected to be made by the Selling Shareholders to one or more investors in negotiated transactions based upon market price, but may also be made by other methods (see "Plan of Distribution"). The Common Stock is traded on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") under the symbol "TUSC". On August 18, 1995, the closing sale price, as reported on the NASDAQ National Market System, for the Common Stock was $22.00 per share.

                 The 45,000 shares are being sold by the Estate to enable the Executors to make cash distributions to beneficiaries. The 9,979 shares are being sold by Mr. O'Leary, Jr. to raise cash to be used for personal purposes. The Company will not receive any proceeds from the sale of the shares. The expenses of the offering are to be paid by the Selling Shareholders.

                           -------------------------

                 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                 No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Selling Shareholders or any other person. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities other than the Common Stock to which it relates, or an offer to or solicitations of any person in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.

                           -------------------------

                THE DATE OF THIS PROSPECTUS IS AUGUST ___, 1995.

                             AVAILABLE INFORMATION

                 The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the reports and other information can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates.


                 The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement. For further information about the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits filed therewith.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents filed by the Company (File No. 0-17051) with the Commission pursuant to Section 13(a) of the Exchange Act are incorporated herein by reference:

                 (a) Annual report on Form 10-K for the fiscal year ended August 31, 1994;

                 (b) Quarterly reports on Form 10-Q for the fiscal quarters ended November 30, 1994, February 28, 1995 and May 31, 1995; and

                 (c) The description of the Company's Common Stock contained in the current report on Form 8-K filed with the Commission on August 22, 1995, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the information that is incorporated by reference in this Prospectus, except that exhibits to information incorporated by reference in this Prospectus need not be furnished, unless the exhibits are specifically incorporated by reference into the information that this Prospectus incorporates by reference. Any request should be directed to Brian C. Mullins, Vice President and Treasurer, Tuscarora Incorporated, 800 Fifth Avenue, New Brighton, Pennsylvania 15066. The Company's telephone number is (412) 843-8200.

                                 THE COMPANY

                 The Company was incorporated in 1962 as Tuscarora Plastics, Inc. The corporate name was changed in 1992 to reflect changes in the Company's business.

                 The Company designs and manufactures products for interior protective packaging and for material handling and other applications. Most of the products are custom molded products made from expanded foam plastic materials but other products are made by integrating multiple materials to meet customer requirements. The Company also supplies customers with custom molded foam plastic thermal insulation products and components and manufactures rigid plastic products for material handling applications and component parts.

                 The Company has been manufacturing custom molded products since its inception and is the largest manufacturer in the United States of custom molded products made from expanded foam plastic materials. Integrated materials products and rigid plastic products were not manufactured by the Company prior to 1991. The manufacture of these products has resulted primarily from a number of small business acquisitions.

                 The Company serves more than 2,500 customers located in North America and the British Isles, from 26 locations. Among the Company's customers are manufacturers of consumer and industrial products in the electronic, high technology, appliance and automotive industries.

                 The Company's executive offices are located at 800 Fifth Avenue, New Brighton, Pennsylvania 15066 (telephone number (412) 843-8200).

                             SELLING SHAREHOLDERS

                 Of the 54,979 shares of the Company's Common Stock being offered, 45,000 shares are being offered by the Estate of John P. O'Leary, Sr. and 9,979 shares are being offered by John P. O'Leary, Jr.

                 The Executors of the Estate of John P. O'Leary, Sr. are John
P. O'Leary, Jr., David C. O'Leary, Kerry Sue Zombeck and Mellon Bank, N.A. John P. O'Leary, Jr. is the President and Chief Executive Officer of the Company and David C. O'Leary is the Vice President, Sales and Marketing of the Company. The Executors of the Estate, other than Mellon Bank, N.A., are the three children of John P. O'Leary, Sr., who was a founder of the Company. Mr. O'Leary, Sr. was Chief Executive Officer of the Company for many years until his retirement as an officer on December 31, 1989. He remained a director of the Company until his death on June 28, 1994.

                 The Estate of John P. O'Leary, Sr. beneficially owns 270,819 shares, constituting approximately 4.40% percent of the Company's issued and outstanding Common Stock, and John P. O'Leary, Jr. beneficially owns 222,741 shares, constituting approximately 3.62% percent of the Company's issued and outstanding Common Stock. In the case of Mr. O'Leary, Jr., in addition to 84,878 shares he personally owns, his beneficial ownership consists of (i) 1,112 shares owned jointly with his wife, (ii) 32,200 shares covered by presently exercisable stock options granted under the Company's stock option plans; (iii) 157 shares credited to his account under the Company's Common Stock Purchase Plan; (iv) 34,204 shares held in the aggregate in custodian accounts for children, by a child sharing his home and by a trust as to which Mr. O'Leary, Jr. is the trustee, as to all of which beneficial ownership is disclaimed by Mr. O'Leary, Jr.; and (v) 70,190 shares held by the trust for the individual account defined contribution pension plans of the Company as to which Mr. O'Leary, Jr. is a named fiduciary but in which Mr. O'Leary, Jr. has no economic interest except as a plan participant.

                 After the sale of the shares being offered, the Estate and Mr. O'Leary, Jr. will beneficially own 225,819 and 212,762 shares of Common Stock, constituting approximately 3.67% and 3.46% of the Company's issued and outstanding Common Stock, respectively.

                 The 45,000 shares are being sold by the Estate to enable the Executors to make cash distributions to beneficiaries. The 9,979 shares are being sold by Mr. O'Leary, Jr. to raise cash to be used for personal purposes. The expenses of the offering are to be paid by the Selling Shareholders in proportion to the number of shares sold for the account of each Selling Shareholder.

                               USE OF PROCEEDS

                 The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders.

                             PLAN OF DISTRIBUTION

                 The Selling Shareholders presently plan to sell all the Common Stock offered hereby directly to one or more investors in negotiated transactions based upon market price. Alternatively, the Selling Shareholders may from time to time sell shares through brokers or dealers. Sales through brokers or dealers may be effected in transactions that take place in the over-the-counter market, including ordinary broker's transactions, or through sales to a broker or dealer as principal for resale by such broker or dealer for its own account. Sales may be made at market prices prevailing at the time of sale, at prices relating to such prevailing market prices, at negotiated prices or otherwise.

                 In effecting sales, brokers or dealers engaged by a Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers would receive commissions or discounts from the Selling Shareholders in amounts negotiated between them. The Selling Shareholders and intermediaries through which the shares are sold may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, with respect to the Common Stock offered, and any profits realized or commissions received may be deemed underwriting compensation.

                                   EXPERTS

                 The financial statements incorporated in this prospectus by reference from the Company's annual report on Form 10-K for the year ended August 31, 1994, have been audited by S.R. Snodgrass, A.C., independent accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                LEGAL OPINION

                 The validity of the Common Stock registered hereby has been passed upon for the Company and the Selling Shareholders by Reed Smith Shaw & McClay, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219.

                                      PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

        ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The estimated expenses in connection with the distribution of the securities being registered (other than underwriting discounts and commissions, if any) are as follows:

        SEC registration fee....................................   $  425
        Accounting fees and expenses............................      500
        Legal fees and miscellaneous............................    6,000
                                                                   ------
                  Total.........................................   $6,925
                                                                   ======

                  All the above amounts are estimated except the SEC registration fee. All the expenses are to be paid by the Selling Shareholders in proportion to the number of shares sold for the account of each Selling Shareholder.

        ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             1.  Provisions of the Pennsylvania Business Corporation
        Law of 1988 (the "BCL"). Section 1741 of the BCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

             Section 1742 of the BCL provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

             Section 1744 of the BCL provides that any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

             (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

             (2) If such a quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

             (3)  By the shareholders.

             Notwithstanding the above, Section 1743 of the BCL provides that to the extent that a director, officer, employee or agent of the corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1741 or Section 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by such person in connection therewith.

             Section 1746 of the BCL provides that the rights to indemnification provided by or granted pursuant to the above sections shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

             Section 1747 of the BCL provides that a Pennsylvania business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation asa director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the director, officer, employee or agent against such liability under the foregoing provision. Section 1747 declares such insurance to be consistent with the public policy of the Commonwealth of Pennsylvania.

             2. Indemnification Article. In implementation of the above-stated provisions of the BCL, the Company's shareholders adopted an amendment to add a new Article 12th to the Company's Articles of Incorporation (the "Indemnification Article") which provides that, except as prohibited by law every Director and officer of the Company is entitled as of right to be indemnified by the Company against expenses and any liabilities incurred by such person in connection with any actual or threatened claim, action, suit or proceedings, whether civil, criminal, administrative, investigative or other, or whether brought by or against the Director or officer or by or in the right of the Company or otherwise, by reason of the Director or officer being or having been a Director or officer of the Company or a subsidiary of the Company or by reason of the fact that the Director or officer is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, employee benefit plan or other entity. The rights to indemnification do not, however, apply (i) where any act or failure to act giving rise to a claim for indemnification for expenses or liability is determined by a court to have constituted willful misconduct or recklessness or (ii) where Federal law would prohibit such indemnification, and in an action brought by a Director or officer against the Company, the Director or officer is only entitled to indemnification for expenses in certain circumstances. Each Director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the Company prior to final disposition of the action, provided the company receives a written undertaking by or on behalf of the Director or officer to repay the amount advanced if it should ultimately be determined that the Director or officer is not entitled to be indemnified. In addition, rights to partial indemnification for expenses and liability are provided in certain circumstances, and a procedure is established under which a Director or officer may bring an action against the Company if a written claim for indemnification or advancement of expenses is not paid by the Company in full within 30 days after the claim has been presented. The Director or officer is also entitled to advancement of expenses in this proceeding.

             The rights to indemnification and advancement of expenses provided by the Indemnification Article are also not deemed exclusive of any other rights, whether existing or created after the adoption of the Indemnification Article, to which a Director or officer may be entitled under any agreement, provision in the Articles or By-Laws of the Company, vote of shareholders or Directors or otherwise; and the rights to indemnification and advancement of expenses continue as to each Director or officer who has ceased to have the status pursuant to which he was entitled to indemnification and inure to the benefit of the heirs and legal representatives of the Director or officer. Any amendment or repeal of the Indemnification Article or adoption of any By-Law or other provision of the Articles which has the effect of limiting in any way the rights provided by the Indemnification Article will operate prospectively only and will not affect any action taken, or failure to act, by a Director or officer prior to such amendment, repeal, By-Law or other provision becoming effective.

             3. Indemnification and Insurance Agreements. The Company also has entered into Indemnification and Insurance Agreements with each of its Directors. The agreement provides essentially the same rights to indemnification against expenses and liability, advancement of expenses and partial indemnification as are provided in the Indemnification Article, except that a contractee has the additional right to cause judgment to be confessed against the Company if expenses are not advanced by the Company within 30 days after a written request by the contractee. In addition, under the agreement expenses and liability may be advanced to a contractee before payment is reasonably expected to be made to the contractee under an insurance policy or a security arrangement established by the Company subject to an undertaking to reimburse the Company for the amount advanced upon receipt of such amount by the contractee pursuant to the insurance policy or security arrangement.

             Further, the agreement provides that if the full indemnification claimed by the contractee may not be paid by the Company to the contractee because such indemnification is prohibited under law and the Company has been found to be jointly liable with the contractee as to the matter for which indemnification was sought (or would be so liable if the Company were joined in such matter), the contractee has a right to contribution from the Company for the amount of any expenses or liability incurred by the contractee as to such matter based on the relative benefits received by the Company and the contractee from the transaction from which the liability arose and the relative fault of the Company (including the Company's other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as other relevant equitable considerations.

             Separately, the agreement, while not requiring the Company to maintain the director and officer liability insurance in effect at the time the agreement is entered into with a contractee, provides that if such insurance is not maintained, the Company will in effect become a self-insurer by providing the same insurance benefits that would have been provided had the insurance been continued. Since the Company may purchase insurance against certain types of liabilities, such as liabilities under the Federal securities laws, for which the Company might not be able to provide indemnification, this contract right may have the effect of providing broader payment rights than are available under the Indemnification Article should the Company fail to maintain its director and officer liability insurance.

             Under the agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and liability, contribution and payment for failure to maintain insurance provided by the agreement notwithstanding any amendment or repeal of the Indemnification Article. In addition, although a change in law restricting indemnification rights would automatically restrict the indemnification rights provided under the Indemnification Article, the agreement provides that a change in law restricting indemnification rights will not affect the indemnification rights of a contractee unless the law so requires.

             Indemnification and Insurance Agreements will also be entered into with future Directors and such other officers, employees and agents of the Company and its subsidiaries as shall be designated from time to time by the Board of Directors. Each agreement will only apply to actions commenced after the date of the agreement; but such actions may arise from acts or omissions occurring before the date of the agreement.

             4.  Director and Officer Liability Insurance.  As permitted by
        Section 1747 of the BCL, the Company has purchased Director and officer liability insurance covering its Directors and officers with respect to liability which they may incur in connection with their serving as such. Under the insurance, the Company will receive reimbursement for amounts as to which the Directors and officers are indemnified under the Indemnification Article. The insurance may also provide certain additional coverage for the Directors and officers against certain liability even though such liability is not subject to indemnification under the Indemnification Article.

        ITEM 16.  EXHIBITS

        Exhibit
          No.     Description
        -------   -----------
         4.1      Restated Articles of Incorporation of the Company, filed as
                  Exhibit 3.1 to Registration Statement No. 33-17138 on Form S-1,
                  as amended by Articles of Amendment and a related Certificate of
                  Correction, filed as Exhibit 3.2 to the Company's annual report on
                  Form 10-K for the fiscal year ended August 31, 1992, each as incorporated herein by reference

        4.2       By-Laws of the Company, as amended and restated effective
                  December 15, 1994, filed as Exhibit 3(ii) to the Company's quarterly report on Form 10-Q for the fiscal quarter ended
                  February 28, 1995 and incorporated herein by reference

         5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the shares being registered, including consent, filed herewith

        23.1      Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 above)

        23.2      Consent of S.R. Snodgrass, A.C., filed herewith

        24.1      Power of Attorney (filed herewith as part of signature page)


        ITEM 17.  UNDERTAKINGS

        (a) Rule 415 Offering

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the
                       "1933 Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

             (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings Incorporating Subsequent Exchange Act Documents by Reference

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Request for Acceleration of Effective Date

             Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the indemnification provisions described under Item 15, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, enforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on August 21, 1995.

                                         TUSCARORA INCORPORATED


                                         By       /s/ JOHN P. O'LEARY, JR.
                                            ------------------------------------
                                                      John P. O'Leary, Jr.
                                                      President and
                                                      Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 21, 1995.

                  Know All Men By These Presents that each person whose signature appears below constitutes and appoints John P. O'Leary, Jr. and Brian C. Mullins, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.



                   SIGNATURE                             TITLE

           /s/ JOHN P. O'LEARY, JR.
           ------------------------     President and Chief Executive Officer
               John P. O'Leary, Jr.     (Principal Executive Officer)


           /s/ JAMES T. ANDERSON, JR.
           --------------------------   Director
               James T. Anderson, Jr.


           /s/ THOMAS S. BLAIR
           ----------------------       Director
               Thomas S. Blair


           /s/ DAVID I. COHEN
           ----------------------       Director
               David I. Cohen


                SIGNATURE                      TITLE


          /s/  ABE FARKAS
          -------------------------            Director
               Abe Farkas

          /s/  KAREN L. FARKAS
          -------------------------            Director
               Karen L. Farkas

          /s/ ROBERT W. KAMPMEINERT
          -------------------------            Director
              Robert W. Kampmeinert

          /s/  DAVID C. O'LEARY
          -------------------------            Director
               David C. O'Leary

          /s/  HAROLD F. REED, JR.
          -------------------------            Director
               Harold F. Reed, Jr.

          /s/   JAMES I. WALLOVER
          -------------------------            Director
                James I. Wallover

          /s/  THOMAS P. WOOLAWAY
          -------------------------            Director
               Thomas P. Woolaway

          /s/  BRIAN C. MULLINS
          -------------------------            Vice President and Treasurer
               Brian C. Mullins                (Principal Financial Officer and
                                               Principal Accounting Officer)

                            TUSCARORA INCORPORATED
                      Registration Statement on Form S-3

                                EXHIBIT INDEX
                   (Pursuant to Item 601 of Regulation S-K)


      EXHIBIT NO.                 DESCRIPTION AND METHOD OF FILING
      -----------                 --------------------------------
         4.1        Restated Articles of Incorporation of the Company, filed as
                    Exhibit 3.1 to Registration Statement No. 33-17138 on Form S-1,
                    as amended by Articles of Amendment and a related Certificate of Correction, filed as Exhibit 3.2 to the Company's annual report on Form 10-K for the fiscal year ended August 31, 1992, each as incorporated herein by reference

         4.2        By-Laws of the Company, as amended and restated  effective
                    December 15, 1994, filed as Exhibit 3(ii) to the Company's quarterly report on Form 10-Q for the fiscal quarter ended
                    February 28, 1995 and incorporated herein by reference

         5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the shares being registered, including consent, filed herewith

        23.1        Consent of Reed Smith Shaw & McClay (included in Exhibit
                    5.1 above)

        23.2        Consent of S. R. Snodgrass, A.C., filed herewith

        24.1        Power of Attorney (filed herewith as
                    part of signature page)
